EXHIBIT 3.4


                                                                No.     20265278
                                                                   -------------

                                   CERTIFICATE

          I hereby certify that pursuant to provisions of the Section 47 of the Companies Act, of Alberta, KAYTY EXPLORATION LTD., has this day been converted into a public company.



GIVEN UNDER HIS SEAL OF OFFICE AT EDMONTON, ALBERTA


THIS sixth DAY OF November A.D. 1981
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                                             /s/  Name Illegible
                                        ---------------------------------------
                                        Office of the Registrar of Companies


                                                                         ALBERTA
                                                                    consumer and
                                                               corporate affairs


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                              CERTIFIED COPY OF SPECIAL RESOLUTION
                              OF THE SHAREHOLDERS OF KAYTY
                              EXPLORATION LTD. passed without
                              meeting in accordance with the Articles
                              of Association of the company effective
                              the 20th day of the March, 1981.


     WHEREAS Kayty Exploration Ltd., wishes to become a public company;

     AND WHEREAS Kayty Exploration Ltd., has no fewer than three shareholders;

     BE IT RESOLVED as a Special Resolution that:

1. The Articles of Association of the Company be and are hereby amended by deleting Article 115 of the Articles of Association of the Company.

     I, the undersigned, being a subscriber of Kayty Exploration Ltd. do hereby certify that the foregoing is a true copy of a Special Resolution of the Shareholders of Kayty Exploration Ltd., which was consented to by all of the Shareholders of the Company on the 20th day of March, 1981 and is of full force and effect as of the date hereof.

     DATED this 20th day of March, 1981.


                                        /s/ David H. McDermid
                                        ----------------------------------------
                                        David H. McDermid